Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “INCEPTION GROWTH ACQUISITION LIMITED”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF SEPTEMBER, A.D. 2023, AT 8:14 O’CLOCK A.M.

5359386 8100 SR# 20233445474
You may verify this certificate online at corp.delaware.gov/authver.shtml	Authentication: 204121705 Date: 09-08-23

FIRST AMENDMENT TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
INCEPTION GROWTH ACQUISITION LIMITED

September 8, 2023

Inception Growth Acquisition Limited, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Inception Growth Acquisition Limited” The original certificate of incorporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on March 4, 2021.

2. On December 8, 2021, in connection with the IPO, the Company adopted its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”).

4. This First Amendment to the Amended and Restated Certificate was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

5. The text of section 9.1(b) of Article IX is hereby amended and restated to read in full as follows:

“Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 25, 2021, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay taxes (less up to $50,000 interest to pay dissolution expenses), none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 21 months (or up to 30 months if the Corporation elects to extend the amount of time to complete a Business Combination in accordance with the terms of the Investment Management Trust Agreement between the Corporation and Continental Stock Transfer & Trust Company (as in effect as of the date of this Amended and Restated Certificate) (in any case, such date being referred to as the “Termination Date”) from the closing of the Offering and (iii) the redemption of shares in connection with a vote seeking to amend any provisions of this Amended and Restated Certificate relating to stockholders’ rights or pre-initial Business Combination activity (as described in Section 9.7). Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

IN WITNESS WHEREOF, Inception Growth Acquisition Limited has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

Inception Growth Acquisition Limited

By:	/s/ Cheuk Hang Chow
Name:	Cheuk Hang Chow
Title:	Chief Executive Officer and Director

State of Delaware Secretary of State Division of Corporations Delivered 08:14 AM 09/08/2023 FILED 08:14 AM 09/08/2023 SR 20233445474 - File Number 5359386